UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: February 27, 2024

YouneeqAI Technical Services, Inc.

(Exact name of registrant as specified in its charter)

Nevada	333-271798	47-3905532
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

2700 Youngfield St., Suite 280

Lakewood, CO 80215

(Address of Principal Executive Offices) (Zip Code)

(303) 918-7595

Registrant's telephone number, including area code

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[   ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None

Title of each Class	Trading Symbol	Name of each exchange on which registered
N/A	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter)

Emerging Growth Company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

SECTION 1 - REGISTRANT’S BUSINESS AND OPERATIONS

Item 1.01 Entry into a Material Definitive Agreement

Thomas Yang Convertible Note

On February 27, 2024, Thomas Yang, as the lender on several convertible notes (“Notes”) to YouneeqAI Technical Services, Inc. (the “Company’ or “YouneeqAI”), has accrued a total of $67,741.38 in interest that is unpaid on the Notes. Mr. Yang notified the Board of his intent and agreement to convert the entire amount of this unpaid debt to common stock of the Company for a total of 1,354,827 shares. The Board has determined that the Company is receiving full fair and adequate consideration and approved the issue of 1,354,827 restricted common shares to Thomas Yang in conversion of the interest debt of $67,741.38.

Exemption From Registration Claimed

The issuance of the securities set forth herein was made in reliance on the exemption provided by Section 4(a)(2) of the Securities Act for the offer and sale of securities not involving a public offering. The Company's reliance upon Section 4(a)(2) of the Securities Act in issuing the securities was based upon the following factors: (a) the issuance of the Shares was an isolated private transaction by us which did not involve a public offering; (b) there was only one recipient; (c) there were no subsequent or contemporaneous public offerings of the Shares by the Company; (d) the Shares were not broken down into smaller denominations; (e) the negotiations for the issuance of the Shares took place directly between the individual and the Company; and (f) the recipient of the Shares is an accredited investor.

RC365 Holdings PLC Exclusive Rights Agreement

On March 8, 2024, RC365 Holdings PLC (“RC365”) and the Company executed an Amendment to the Exclusive Rights Agreement (“Amended Rights Agreement”). Per the Amended Rights Agreement, the date for RC365 to issue the remaining 3,000,000 shares due under the original Rights Agreement has been extended to October 1, 2024. Each share to be issued at the closing price of a share in RC365 at the close of trading on the last trading day prior to the date of issue. A copy of the Amendment to the Exclusive Rights Agreement is attached hereto as Exhibit 10.1.

FNB Enterprises LTD Share Purchase Agreement Update

On March 8, 2024, FNB Enterprises LTD made a partial payment of $67,760 per the Share Purchase Agreement for the purchase of up to 3,000,000 shares.

SECTION 3 – SECURITIES AND TRADING MARKETS

Item 3.02 Unregistered Sales of Equity Securities

Sales of Unregistered Securities.

We have sold securities without registering the securities under the Securities Act of 1933 as shown in the following summaries, including transactions occurring to the date of this filing:

Date	Amount per share	Total Investment	Number of Common Shares
March 8, 2024	$0.15	$100,000	666,667

Exemption From Registration Claimed

The issuance of the securities set forth herein was made in reliance on the exemption provided by Section 4(a)(2) of the Securities Act for the offer and sale of securities not involving a public offering. All of the individuals and/or entities that purchased the unregistered securities were primarily existing shareholders, known to us and our management, through pre-existing business relationships, as long-standing business associates and employees. All purchasers were provided access to all material information, which they requested, and all information necessary to verify such information and were afforded access to our management in connection with their purchases. All purchasers of the unregistered securities acquired such securities for investment and not with a view toward distribution, acknowledging such intent to us. All certificates or agreements representing such securities that were issued contained restrictive legends, prohibiting further transfer of the certificates or agreements representing such securities, without such securities either being first registered or otherwise exempt from registration in any further resale or disposition.

In addition, see the disclosures under Item 1.01 of this Current Report on Form 8-K, incorporated herein by this reference.

SECTION 5 - CORPORATE GOVERNANCE AND MANAGEMENT

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

2024 Equity Incentive Plan

On March 1, 2024, the Board of Directors of YouneeqAI Technical Services, Inc. adopted the 2024 Equity Incentive Plan (“the 2024 Equity Plan.”) There are 10,000,000 shares of our common stock reserved under the 2024 Equity Plan. A copy of the 2024 Equity Incentive Plan is attached hereto as Exhibit 10.2.

Awards pursuant to the 2024 Equity Plan have been granted as follows:

Name	Date of Option	Number of Options	Price per share	Expiration Date
Murray Galbraith, CEO	March 1, 2024	2,000,000	$0.20	February 28, 2029
Calderan Ventures, Ltd. (1)	March 1, 2024	2,000,000	$0.20	February 28, 2029
David Edmunds, Consultant	March 1, 2024	400,000	$0.20	February 28, 2027

 ___________

(1) (a Canadian Corporation for a director, James Romano)

SECTION 9 - FINANCIAL STATEMENTS AND EXHIBIT

Item 9.01 Exhibits

The following exhibits are filed with this report on Form 8-K.

Exhibit Number	Exhibit
10.1	Amendment to Exclusive Rights Agreement
10.2	2024 Equity Incentive Plan

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned, hereunto duly authorized.

YOUNEEQAI TECHNICAL SERVICES, INC.

By: /s/ Murray Galbraith

___________________________

Murray Galbraith

Title: Chief Executive Officer

Date: March 15, 2024